UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K/A
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(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 31, 2025
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The Andersons, Inc.
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(Exact name of registrant as specified in its charter)

Ohio	000-20557	34-1562374
(State of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1947 Briarfield Boulevard
Maumee, Ohio 43537
(Address of principal executive offices) (Zip Code)

(419) 893-5050
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[☐] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[☐] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[☐] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[☐] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common stock, $0.00 par value, $0.01 stated value	ANDE	The NASDAQ Stock Market LLC
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Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
[☐] Emerging growth company
[☐] If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Explanatory Note

On August 4, 2025, The Andersons, Inc. (the "Company") filed with the U.S. Securities and Exchange Commission a Current Report on Form 8-K (the "Original Form 8-K") in connection with the completion of a unit purchase agreement (the "Purchase Agreement") with MPC Investment LLC ("Marathon") to acquire the remaining 49.9% ownership interest in The Andersons Marathon Holdings LLC ("TAMH"). This Current Report on Form 8-K/A (this "Amendment") amends the Original Form 8-K to provide a narrative disclosure of the pro forma financial information with respect to the transaction.

Item 9.01 Financial Statements and Exhibits
(b) Pro Forma Financial Information:
On July 31, 2025, the Company entered into the Purchase Agreement with Marathon to acquire the remaining 49.9% ownership interest in TAMH for $425.0 million, inclusive of $40.0 million of working capital. The transaction closed on July 31, 2025. Prior to the transaction date, TAMH was previously consolidated into the Company's financial statements, thus historical financial statements are not required.

Assuming the transaction had occurred on January 1, 2024, the pro forma income statement would have been adjusted to reclassify the $56.6 million in net income attributable to noncontrolling interests as net income attributable to controlling interests. As a result, pro forma net income attributable to controlling interests for the year ended December 31, 2024, would have been $140.0 million. This amount includes pro forma adjustments of $30.7 million for financing costs associated with using cash on hand and additional borrowings from existing credit facilities to acquire the remaining equity interest in TAMH, as well as the resulting impact on the Company’s income tax expense. Pro forma basic and diluted earnings per share would have increased by $0.76, amounting to $4.11 and $4.08 per share, respectively.

For the six months ended June 30, 2025, the pro forma income statement would have been adjusted to reclassify the $17.4 million in net income attributable to noncontrolling interests as net income attributable to controlling interests. As a result, pro forma net income attributable to controlling interests would have been $15.6 million. This figure reflects a similar pro forma adjustment of $9.9 million for financing costs and resulting impact to the Company's income tax expense, stemming from the acquisition of the remaining equity interest in TAMH. Pro forma basic and diluted earnings per share would have increased by $0.22, amounting to $0.46 per share.

If the transaction had occurred on June 30, 2025, the pro forma balance sheet would have reflected an adjustment to reduce cash by $351.0 million, increase short-term debt by $74.0 million, and reduce total shareholders' equity by $425.0 million (of which $203.6 million would reduce the carrying amount of the noncontrolling interest as of June 30, 2025, and $221.4 million would reduce additional paid-in capital). As of June 30, 2025, pro forma total assets, total liabilities, and shareholders' equity would have been $3,095.5 million, $1,910.0 million, and $1,185.5 million, respectively.

(d) Exhibits:

Exhibit No.	Description

104	Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Andersons, Inc.

October 14, 2025	By:	/s/ Brian A. Valentine

Brian A. Valentine
Executive Vice President and Chief Financial Officer